www.TrueBlue.com

www.TrueBlue.com Forward-Looking Statements Certain statements made by us in this presentation that are not historical facts or that relate to future plans, events or performances are forward-looking statements that reflect management’s current outlook for future periods, including statements regarding future financial performance. These forward-looking statements are based upon our current expectations, and our actual results may differ materially from those described or contemplated in the forward–looking statements. Factors that may cause our actual results to differ materially from those contained in the forward-looking statements, include without limitation the following: 1) national and global economic conditions, including the impact of changes in national and global credit markets and other changes that affect our customers; 2) our ability to continue to attract and retain customers and maintain profit margins in the face of new and existing competition; 3) new laws and regulations that could have a materially adverse effect on our operations and financial results; 4) increased costs and collateral requirements in connection with our insurance obligations, including workers’ compensation insurance; 5) our continuing ability to comply with the financial covenants of our credit agreement; 6) our ability to attract and retain qualified employees in key positions or to find temporary and permanent employees with the right skills to fulfill the needs of our customers; 7) our ability to successfully complete and integrate acquisitions that we may make; and 8) other risks described in our most recent filings with the Securities and Exchange Commission. Use of estimates and forecasts: Any references made to fiscal 2016 are based on management’s outlook issued October 19, 2016, and are included for informational purposes only. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the Securities Exchange Commission. Financial Comparisons All comparisons are to prior year periods unless stated otherwise.

www.TrueBlue.com Q3 2016 Highlights Total revenue growth of 2%, net income growth of 17%  Organic1 revenue decline of -6% (-3% excluding Amazon) Adjusted EBITDA2 growth of 12%  Adjusted EBITDA margin expansion of 70 basis points (bps) o Taking the right steps to preserve profit margins o Disciplined pricing and cost management o Accretive acquisition performance Recent acquisitions on track to exceed original Adjusted EBITDA expectations 1 Organic excludes acquisitions completed in the last twelve months. 2 See Appendix for definitions of non-GAAP financial terms.

www.TrueBlue.com Financial Summary  Organic revenue trends excluding Amazon -3% for the quarter. Trends further softened through the quarter: o July = 0%, August = -3%, September = -5%  Adjusted EBITDA margin expansion = 70 bps o Accretive acquisition performance = 40 bps o Pricing and cost management = 30 bps Amounts in millions, except per share data Q3 2016 Change Revenue $697 +2% (-6% organic) Net Income $23 17% Net Income Per Share $0.56 17% Adjusted Net Income Per Share1 $0.70 17% Adjusted EBITDA % Margin $49 7.1% +12% +70 bps 1 See Appendix for definitions of non-GAAP financial terms.

www.TrueBlue.com Gross Margin and SG&A Bridges SG&A Amounts in millions Gross Margin 24.7% 25.6% 0.4% 0.4% 0.1% Q3 2015 Acquisitions Revenue Mix Bill/Pay & Other Q3 2016 $125 $135 $11 $5 $6 Q3 2015 Acquisitions Integration and Other Charges* Organic Business Q3 2016 *Includes acquisition and integration costs of $1.4M, branch signage write-offs of $1.6M due to our re-branding to PeopleReady as well as costs of $1.8M associated with our exit from the Amazon delivery business.

www.TrueBlue.com Staffing Services Segment1  Organic decline of -7% impacted by Amazon business  Excluding Amazon, organic revenue down -3% on top of tougher prior period comparison. Q3-15 comp was +6% vs. Q2-15 comp +1%.  Adjusted EBITDA margin down 50 bps as the organic revenue decline slightly outpaced the decline in operating expense Amounts in millions Q3 2016 Change Revenue $653 -1% (-7% organic) Adjusted EBITDA $47 (-6%) Adjusted EBITDA Margin 7.2% (-50 bps) 1 Staffing Services includes all contingent labor businesses.

www.TrueBlue.com Managed Services Segment1  Total growth of 63% from recent acquisitions and organic growth  Mid-single digit organic revenue growth o New customer pipeline driving growth  Strong increase in Adjusted EBITDA and related margin: o Aon Hewitt RPO acquisition and related synergies o Pricing and cost management adjustments in legacy business Amounts in millions Q3 2016 Change Revenue $44 +63% (5% organic) Adjusted EBITDA $9 +190% Adjusted EBITDA Margin 20.8% +920 bps 1 Managed Services primarily consists of recruitment process outsourcing (RPO). Also includes managed service provider (MSP) solutions.

www.TrueBlue.com $180 $216 $115 $202 $246 $139 2014 2015 Q3 2016 Net Debt Cash $101 $77 $155 $21 $30 $25 $123 $107 $179 2014 2015 Q3 2016 Borrowing Availability Cash Debt and Liquidity – Substantial Improvements in 2016 30% 31% 21% 2014 2015 Q3 2016 Total Debt Liquidity Debt to Total Capital Amounts in millions Amounts in millions Note: Balances as of fiscal period end. Figures on this page may not sum due to rounding.

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www.TrueBlue.com Q4 2016 Outlook Amounts in millions, except per share data 13-week basis Notes Revenue Growth Ranges Total Revenue Staffing Services Managed Services $670M to $686M -17% to -15% -20% to -18% 50% to 60% • Total organic revenue decline excluding Amazon of -5% to -8% (13-week basis) • Tough organic comparison in Q4-16; gets easier in Q1-17. Prior year organic growth trends excluding Amazon:  Q3-15 = 6%  Q4-15 = 11%  Q1-16 = 4% • 14-week basis (GAAP): adds $30M of revenue.* Net Income Adjusted Net Income $17M to $19M $23M to $25M • Assumes income tax rate of 32% • Adjustments include $1.8M for acquisition and integration costs (before tax), $300k for WOTC processing fees (before tax), $6.2M for acquisition amortization and earn- out accretion expense (before tax) and -$2.7M for the tax effect of these adjustments • 14-week basis (GAAP): Neutral impact on profit due to low seasonal volume.* EPS Adjusted EPS $0.40 to $0.45 $0.54 to $0.59 • N/A Adjusted EBITDA $38M to $41M • N/A  Our fiscal fourth quarter of 2016 will include a 14th week and we plan to change our week-ending date from Friday to the following Sunday to better align with our customers.  This will result in our year-end being the Sunday closest to Dec. 31st every year, with our 2016 fiscal year-end occurring on Jan. 1st, 2017.  Q4 outlook provided on a comparable 13-week basis. Incremental impact of extra week and week-ending date also provided. *Represents incremental impact of extra week and change in week ending date.

www.TrueBlue.com Amazon Update  Amazon is continuing to insource more control over its logistics operations  Amazon will not be outsourcing contingent labor in their delivery business starting in early Q4-16  Year-to-date revenue and Adjusted EBITDA for the delivery portion of the business is $35 million and -$3 million of start-up losses, respectively 70 68 6 55 37 55 32 174 29 2015A 2016F Expected Run Rate Revenue Q4 Q3 Q2 Q1 $24 $7 $2 0 5 10 15 20 25 30 2015A 2016F Expected Run Rate Adjusted EBITDA $166 $354 $30 Financials for Total Amazon Relationship

Update on Recent Acquisitions

- We expect both of our recent acquisitions to exceed our original 2016F Adjusted EBITDA targets

SIMOS

2016F	Original Target	Current Outlook	Difference
Revenue	$185M	$170M to $180M	-$5M to -$15M
Adjusted EBITDA	$13M	$15M to $16M	+$2M to +3M

Strategic Rationale

- Above market growth in 2016
- Great compliment to existing business
- Productivity-based business model provides unique client value proposition
- Competitively differentiated workforce solution
- Embedded business process service provides high client retention

RPO Division of Aon Hewitt

2016F	Original Target	Current Outlook	Difference
Revenue	$65M	$65M to $67M	Flat to +$2M
Adjusted EBITDA*	$13M	$17M to $18M	+$4M to +$5M

*Note: 2016F Adjusted EBITDA benefited from ~$2M in favorable transition service agreement savings that we do not expect to repeat in future periods.

Strategic Rationale

- Leading provider of recruitment process outsourcing (RPO)
- Builds market leadership positon in North America RPO under PeopleScout brand
- Low-cost locations provide opportunity for cost savings on non-client facing admin. processes
- Enhances global capabilities

www.TrueBlue.com Q3 2016 Earnings Results Oct. 19, 2016 12

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www.TrueBlue.com Growth Strategies

www.TrueBlue.com Simplify Branding to Increase Operational Agility & Growth Staffing Services RPO division of Aon Hewitt Managed Services Timing: Legacy: Future: By mid-2017 NA Complete

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www.TrueBlue.com Non-GAAP Terms and Definitions EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes from EBITDA, costs related to acquisition and integration, goodwill and intangible asset impairment charges, other charges, and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Adjusted net income and adjusted net income per diluted share are non-GAAP financial measures which exclude from net income and net income on a per diluted share basis costs related to acquisition and integration, goodwill and intangible asset impairment charges, other charges, Work Opportunity Tax Credit third-party processing fees, amortization of intangibles of acquired businesses as well as accretion expense related to acquisition earn-out, tax effect of each adjustment to U.S. GAAP net income, and adjusts income taxes to the expected ongoing effective tax rate. Adjusted net income and adjusted net income per diluted share are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. Adjusted net income and adjusted net income per diluted share should not be considered measures of financial performance in isolation or as an alternative to net income or net income per diluted share in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. See “Financials” in the Investors section of our web site at www.trueblue.com for a full reconciliation of non-GAAP financial measures to U.S. GAAP financial results. Oct. 19, 2016